Exhibit B-3

                    CONSOLIDATED NATURAL GAS COMPANY

         Solicitation of Consents to Amendment of the Indenture
                   Dated as of May 1, 1971 Governing
                  5 3/4% Debentures due August 1, 2003
                 6 5/8% Debentures due December 1, 2013

                           __________________

                                Under the
         Consent Solicitation Statement dated February __, 2001

     ___________________________________________________________________

	THE SOLICITATION OF CONSENTS TO AMEND THE INDENTURE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2001 (THE
	"EXPIRATION DATE"), UNLESS THE SOLICITATION IS EXTENDED FOR A SPECIFIED PERIOD OF TIME OR ON A DAILY BASIS UNTIL THE REQUIRED CONSENTS HAVE BEEN RECEIVED. CONSENTS MAY BE REVOKED AT ANY TIME UNTIL THE EFFECTIVE TIME (WHICH MAY OCCUR BEFORE THE EXPIRATION
	DATE) AS FURTHER DESCRIBED UNDER "THE SOLICITATION - REVOCATION OF CONSENTS" IN THE CONSENT SOLICITATION STATEMENT.

	__________________________________________________________________

	                                                 February __, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

	Consolidated Natural Gas Company (the "Company") is soliciting consents from registered holders ("Holders") of Debentures (the "Debentures") issued under the Indenture dated as of May 1, 1971 and initially entered into between the Company and Manufacturers Hanover Trust Company, as Trustee (the "1971 Indenture") to amend the 1971 Indenture as described in the Consent Solicitation Statement dated February __, 2001. 1 Capitalized terms used in this letter, but not otherwise defined, will have the meanings given to such terms in the Consent Solicitation Statement.

	If the Required Consents are received, and the other conditions described in the Consent Solicitation Statement are satisfied or waived, the Company will pay a consent fee to each Debentureholder who has delivered a valid consent (that neither he nor any successor Debentureholder has revoked) before the Expiration Date. The consent fee will be $_____ per $1,000 principal amount for holders of the 5 3/4% Debentures and $_____ per $1,000 principal amount for holders of 6 5/8% Debentures.
No interest will be paid on the consent fee. If the consent of a Holder is not validly given, or such Holder's consent either is received after, or revoked and not properly redelivered on or before, the Effective Time, the Company will not pay such Holder a consent fee, even though the amendments to the 1971 Indenture,

___________________________
1 The 8 3/4% Debentures due October 1, 2019, which were also issued under the 1971 Indenture, have been called for redemption and will no longer be outstanding at the Effective Time.




                                    2

if effected, will be effective as to any such Holder's
Debentures. Likewise, no consent fee will be paid to non-consenting Holders upon whom the amendments would also be binding.

	Consents of the Holders of 66 2/3%of the outstanding principal amount of each series of the Debentures and of all the Debentures collectively are necessary to approve the proposed amendments. Upon receipt of the Required Consents, the Company intends to execute the supplemental indenture attached to the Consent Solicitation Statement as Exhibit A. Upon effectiveness of the supplemental indenture, the consent fee will be paid.

	The Company will not pay any fees or commissions to any broker, dealer or other person other than to Morgan Stanley & Co. Incorporated, which is acting as Solicitation Agent. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

	Enclosed are copies of the following documents:

1.	the Consent Solicitation Statement;

2.	a Consent Letter, including a form of proxy (to be
used in delivering Consents for the Debentures, if required) and a Substitute Form W-9; and

3.	a form of letter which you may use for correspondence
with your clients, together with a form of Letter of Instructions (to be used by your clients in delivering instructions to you to submit Consents if the beneficial owner of the Debentures is not the registered Holder).

     YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. The solicitation will expire at 5:00 p.m., New York City time, on __________, 2001, unless extended, in which case the Expiration Date will be the latest date and time to which the solicitation is extended.

     In order to receive the consent fee, a duly executed and properly completed consent and any other required documents must be delivered to the Tabulation Agent, all in accordance with the instructions set forth in the Consent Solicitation Statement and the Consent Letter, and not revoked, on or before the Effective Time.

                                    3

     Any inquiries you have and any request for additional copies of the above documents or other information should be addressed to the Solicitation Agent or the Information Agent at the address or telephone number set forth on the back cover of the Consent Solicitation Statement and the first page of the Consent Letter.

					Very truly yours,



					Consolidated Natural Gas Company


	NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY,
THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TABULATION AGENT OR THE TRUSTEE, OR AUTHORIZES YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR REPRESENTATIONS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE SOLICITATION, EXCEPT FOR STATEMENTS
EXPRESSLY MADE IN THE CONSENT SOLICITATION STATEMENT OR THE
CONSENT LETTER.




_________________________________________________________________________
                                                           (FORM LETTER)


                    CONSOLIDATED NATURAL GAS COMPANY

         Solicitation of Consents to Amendment of the Indenture
                   Dated as of May 1, 1971 Governing
                  5 3/4% Debentures due August 1, 2003
                 6 5/8% Debentures due December 1, 2013

                           __________________

                                Under the
         Consent Solicitation Statement dated February __, 2001

	________________________________________________________________

	THE SOLICITATION OF CONSENTS TO AMEND THE INDENTURE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 2001 (THE
	"EXPIRATION DATE"), UNLESS THE SOLICITATION IS EXTENDED FOR A SPECIFIED PERIOD OF TIME OR ON A DAILY BASIS UNTIL THE REQUIRED CONSENTS HAVE BEEN RECEIVED. CONSENTS MAY BE REVOKED AT ANY
	TIME UNTIL THE EFFECTIVE TIME (WHICH MAY OCCUR BEFORE THE EXPIRATION DATE) AS FURTHER DESCRIBED UNDER "CONSENT PROCEDURES - REVOCATION OF CONSENTS" IN THE CONSENT SOLICITATION STATEMENT.
	_________________________________________________________________

                                                 	February __, 2001

To Our Clients:

	Enclosed for your consideration is the Consent Solicitation Statement dated February __, 2001, and the Consent Letter relating to the solicitation by Consolidated Natural Gas Company (the "Company") of consents of registered holders ("Holders") of Debentures (the "Debentures") issued under the Indenture dated as of May 1, 1971 and initially entered into between the Company and Manufacturers Hanover Trust Company, as Trustee (the "1971 Indenture") to amend the 1971 Indenture as described in the Consent Solicitation Statement. Capitalized terms used in this letter, but not otherwise defined, will have the meanings given to such terms in the Consent Solicitation Statement.

	If the Required Consents are received, and the other conditions described in the Consent Solicitation Statement are satisfied or waived, the Company will pay a consent fee to each Debentureholder who has delivered a valid consent (that neither he nor any successor Debentureholder has revoked) before the Expiration Date. The consent fee will be $_____ per $1,000 principal amount for holders of the 5 3/4% Debentures and $_____ per $1,000 principal amount for holders of 6 5/8% Debentures.
No interest will be paid on the consent fee. If the consent of a Holder is not validly given, or such Holder's consent either is received after, or revoked and not properly redelivered on or before, the later of the Effective Time or the Expiration Date, the Company will not pay such Holder a Consent Fee, even though the amendments to the 1971 Indenture, if effected, will be effective as to any such Holder's Debentures. Likewise, no consent fee will be paid to non-consenting Holders upon whom the amendments would also be binding.

	This material is being forwarded to you as the beneficial owner of Debentures carried by us for your account or benefit but not registered in your name. We are the Holder of the Debentures for your account and a consent can only be given by us as the Holder and only if you so instruct us. The Consent Letter is furnished to you for your information only and cannot be used by you to consent with respect to your Debentures unless we execute a proxy that authorizes you to consent. We request that you execute and deliver to us the attached Letter of Instructions indicating whether you wish us to (i) execute and deliver a consent with respect to your Debentures or (ii) execute and deliver to you a proxy substantially in the form set forth on the Consent Letter so that you may deliver a consent yourself.

	If you wish to have us (i) execute and deliver a consent with respect to your Debentures or (ii) execute and deliver to you a proxy substantially in the form set forth on the Consent Letter so that you may deliver a consent yourself, please so instruct us by completing, executing, detaching and returning to us the attached Letter of Instructions. If you authorize us to consent to the Amendment, we will consent with respect to ALL your Debentures FOR the amendment.

	YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPLY AS POSSIBLE. The solicitation will expire at 5:00 p.m., New York City time, on ________, 2001, unless extended, in which case the Expiration Date will be the latest date and time to which the solicitation is extended. Consents may be revoked, subject to the procedures in the Consent Solicitation Statement, at any time before the Effective Time, which may be before the Expiration Date.

	The enclosed Consent Solicitation Statement does not constitute a solicitation of a consent in any jurisdiction in which, or from any person from whom, it is unlawful to make such a solicitation.



                         LETTER OF INSTRUCTIONS
                  WITH RESPECT TO DELIVERY OF CONSENTS
                  IN CONNECTION WITH THE SOLICITATION

    (To be used if you wish us to (1) execute and deliver a Consent on your behalf
      or  (2) execute and deliver to you a proxy so that you may deliver a Consent)

To:  ________________________________________
	(Fill in name of custodian holding Debentures)

	I/we acknowledge receipt of your letter and the enclosed Consent Solicitation Statement dated February __, 2001 and the Consent Letter relating to the solicitation by Consolidated Natural Gas Company (the "Company") of consents of registered holders ("Holders") of Debentures (the "Debentures") issued under the Indenture dated as of May 1, 1971 and initially entered into between the Company and Manufacturers Hanover Trust Company, as Trustee (the "1971 Indenture") to amend the 1971 Indenture as described in the Consent Solicitation Statement. Capitalized terms used in this letter, but not otherwise defined, have the meanings given to such terms in the Consent Solicitation Statement.

[CHECK ONE BOX]

	AUTHORIZATION TO CONSENT - This will instruct you to execute and deliver a consent with respect to the entire aggregate principal amount of Debentures held by you for my/our account, upon the terms and subject to the conditions set forth in the Statement.

	REQUEST FOR PROXY - This will instruct you to execute and deliver to me/us a proxy with respect to the Debentures held by you for my/our account in the form set forth on the Consent Letter so that the I/we may deliver a Consent.

Please provide the following information:


________________________________________________________________
Name(s) and Title(s) of Beneficial Owner(s)  Please Print

________________________________________________________________
Address(es) and Zip Code(s)

________________________________________________________________
Area Code and Telephone Number(s)

________________________________________________________________
Taxpayer Identification or Social Security Number(s)

________________________________________________________________
Aggregate Principal Amount of Beneficially Owned Debentures

________________________________________________________________
SIGNATURE(S)

Dated:  _______________________, 2001